SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 22, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2019 Alliance Data Systems Corporation (the “Company”) announced in a press release the departure of Bryan A. Pearson, Executive Vice President and President, LoyaltyOne®, from the Company. On June 22, 2020, the Company, LoyaltyOne, Co. and Mr. Pearson entered into a Separation Agreement (the “Separation Agreement”).

Pursuant to the Separation Agreement and in consideration for a broad release of the Company and his agreements not to disparage or disclose confidential information and to provide cooperation as permitted in certain matters, Mr. Pearson will receive salary continuance in the aggregate amount of $1,978,844.16, and be permitted participation in certain Company benefit plans, for a period of 24 months that commenced August 9, 2019, subject to a reduced amount and discontinuance of benefit plan participation in the event Mr. Pearson commences comparable alternate employment during the 24-month period. Further, Mr. Pearson shall receive a cash payment representing his 2019 pro-rated bonus amount of $204,960.93, which amount shall be withheld pending completion of tax equalization determinations for calendar years 2017, 2018, 2019 and 2020 and subject to offset for amounts owing to the Company for such periods. Any amounts owed by Mr. Pearson for tax equalization in excess of such amount shall be recouped by the Company from remaining salary continuance payments. Mr. Pearson shall receive up to $5,000 (plus Canadian harmonized sales tax (HST)) and up to $15,000 (inclusive of HST) in reimbursement of any amounts paid to Mr. Pearson’s accountant in respect of assessing his tax responsibility between the Netherlands and Canada and his legal counsel, respectively.  All amounts expressed in Canadian dollars. All unvested equity awards outstanding as of August 9, 2019 were forfeited in accordance with their terms.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Separation Agreement, dated as of June 22, 2020, by and among Alliance Data Systems Corporation, LoyaltyOne, Co. and Bryan A. Pearson.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information contained in this report (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: June 26, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary